NuScale Power to Release Second Quarter 2022 Results and Host Conference Call on August 10th PORTLAND, Ore.-- NuScale Power Corporation (“NuScale” or the “Company”) (NYSE: SMR), the industry-leading provider of proprietary and innovative advanced small modular nuclear reactor (“SMR”) technology, today announced that management will host a conference call for investors and analysts on Wednesday, August 10, at 5:00 p.m. ET to discuss the Company’s Second Quarter 2022 financial results. The Company plans to post a press release reporting its results on the Investor Relations section of its website at https://ir.nuscalepower.com/ after the close of the financial markets on August 10, 2022 and prior to the conference call. NuScale Second Quarter 2022 Webcast and Conference Call Details When: Wednesday, August 10th Time: 5:00 p.m. ET Dial-in: 888.440.4583 // Conference ID: 4347254 Webcast: https://events.q4inc.com/attendee/967285950 An archived webcast will be accessible from the “Events” section of NuScale’s Investor Relations website for on demand viewing at https://ir.nuscalepower.com/. About NuScale Power NuScale Power Corporation (NYSE: SMR) is poised to meet the diverse energy needs of customers across the world. It has developed small modular reactor (SMR) nuclear technology to supply energy for electrical generation, district heating, desalination, commercial-scale hydrogen production and other process heat applications. The groundbreaking NuScale Power Module™ (NPM), a small, safe pressurized water reactor, can generate 77 megawatts of electricity (MWe) and can be scaled to meet customer needs. NuScale’s 12-module VOYGR™- 12 power plant is capable of generating 924 MWe, and NuScale also offers four-module VOYGR-4 (308 MWe) and six-module VOYGR-6 (462 MWe) power plants, as well as other configurations based on customer needs. Founded in 2007, NuScale is headquartered in Portland, Ore., and has offices in Corvallis, Ore.; Rockville, Md.; Charlotte, N.C.; Richland, Wash.; and London, UK. To learn more, visit NuScale Power's website or follow us on Twitter, Facebook, LinkedIn and Instagram. Investor and Media Contacts NuScale Investor inquiries: Gary Dvorchak, The Blueshirt Group for NuScale ir@nuscalepower.com Media inquiries: Diane Hughes, NuScale media@nuscalepower.com Source: NuScale Power